Exhibit 99.2

	Three month period ended
(in millions)	March 31, 2007	March 31, 2006

Reconciliation of Non-GAAP measure:
Net income	$1.4	$5.7
Income tax (benefit) provision	(0.2)	3.2
Interest expense, net	25.0	25.6
Loss on early extinguishment of debt	14.8	—
Depreciation and amortization	18.2	15.8

Earnings before interest, taxes, depreciation and amortization (EBITDA)	59.2	50.3

Other adjustments:
Reorganization and acquisition- related integration costs, net	9.1	9.4
Non-cash stock-based compensation costs	6.8	5.4
Inventory write-off	—	0.3
Duplicative administration costs	—	0.9

As adjusted EBITDA	$75.1	$66.3